EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-129415 on Form S-3 and Registration Statement No. 333-140151 on Form S-8 of Nyer Medical Group, Inc. of our report dated September 28, 2009 relating to our audit of the consolidated financial statements which appears in this Annual Report on Form 10-K of Nyer Medical Group, Inc. for the year ended June 30, 2009.

 /s/ Wolf & Company

Boston, Massachusetts
September 28, 2009